UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2013

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) On May 9, 2013, Corporate Capital Trust, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at which a quorum was present in person or by proxy.

(b) At the Annual Meeting, the Company’s shareholders voted on a total of four proposals, as identified below, all of which were described in the Company’s 2012 Proxy Statement dated April 4, 2013 (the “2012 Proxy Statement”). The following are the voting results on the proposals considered and voted upon at the Annual Meeting.

1. Proposal 1: Election of two directors, Thomas K. Sittema and Frederick Arnold, each for a three-year term. This proposal was passed, with voting results as follows:

	For	Against	Abstain
Thomas K. Sittema	14,376,196	176,171	490,195
Frederick Arnold	14,312,542	238,851	491,169

2. Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013. This proposal was passed, with voting results as follows:

For	Against	Abstain
38,882,359	187,025	456,856

3. Proposal 3: Amendment of the Company’s Second Amended and Restated Articles of Incorporation (the “Restated Articles”) to further define the suitability standards applicable to the Company’s investors in conformity with certain requirements set forth in the North American Securities Administrators Association Omnibus Guidelines relating to registration of securities offerings in Alabama, all as more particularly described in the 2012 Proxy Statement. This proposal was not passed, with the voting results as follows:

For	Against	Abstain
14,132,765	325,677	584,120

4. Proposal 4: Amendment of the Restated Articles to clarify the process by which certain amendments to the Restated Articles may be adopted in conformity with certain requirements set forth in the North American Securities Administrators Association Omnibus Guidelines relating to registration of securities offerings in Alabama, all as more particularly described in the 2012 Proxy Statement. This proposal was not passed, with the voting results as follows:

For	Against	Abstain
14,111,926	316,889	613,747

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer